UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55777	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01    Entry into a Material Definitive Agreement.

The information appearing in Items 2.01 and 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On August 31, 2018, CNL Healthcare Properties II, Inc. (referred to herein as “we”, “us”, “our” or the “Company”) through CHP II Partners, LP, our operating partnership, and its subsidiaries, completed the acquisition of a Class-A seniors housing community located in Riverview, Florida (“Riverview”) from The Crossings At Riverview, LLC and SSL Riverview, LLC (the “Sellers”) for an aggregate purchase price of approximately $24,250,000, excluding closing costs. We are not affiliated with the Sellers. Riverview has 92 units (62 assisted living and 30 memory care units) and was constructed in 2015. We funded the purchase of Riverview with proceeds from our public offering and proceeds from a loan agreement with Florida Community Bank, N.A. (“FCB”), which is described further in Item 2.03 below.

Following the closing of the acquisition, Riverview has engaged an independent third-party manager, Foster Development, Inc. (“Foster Senior Living”), to operate and manage Riverview pursuant to a five-year management agreement, which may be terminated without penalty under certain circumstances. Pursuant to the management agreement, Foster Senior Living will receive a base management fee of 5% based on the gross revenues collected each month with respect to Riverview. Based on certain performance thresholds set forth in the management agreement, Foster Senior Living may also receive an incentive management fee or have the base management fee subordinated.

An investment services fee of approximately $0.5 million, which is equal to 2.25% of the purchase price of Riverview was paid to our advisor, CHP II Advisors, LLC, in connection with the acquisition of Riverview.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2018, in connection with the Company’s acquisition of Riverview, we entered into a credit agreement dated as of August 31, 2018 with FCB pursuant to which we were provided a term loan (the “Riverview Loan”), in the maximum aggregate principal amount of $5.0 million, which was fully funded in connection with the acquisition of Riverview.

The Riverview Loan matures on August 31, 2023, and accrues interest at a rate equal to the sum of the one-month London Interbank Offered Rate plus 2.25%, with monthly payments of interest only for the initial 24-month period, and monthly payments of principal and interest based on a 30-year amortization for the remainder of the term, with all other interest and remaining principal balance payable at maturity. We may prepay, without a penalty, all or any part of the Riverview Loan at any time.

The Riverview Loan is secured by a fee simple mortgage on all real property, fixtures and improvements located in or on the Riverview property, and the assignment of our interests in all rents, rights and profits from Riverview. The Riverview Loan contains affirmative, negative, and financial covenants customary for a loan of this type, including annual financial reporting obligations and minimum debt service coverage requirements.

We paid FCB a loan commitment fee of $25,000 in connection with the Riverview Loan, or 0.50% of the Riverview Loan amount.

Item 8.01    Other Events.

Appointment of Special Committee to Evaluate Possible Strategic Alternatives

In connection with the general review of the prospects and strategy of the Company, the Company’s board of directors (the “Board”) is considering possible strategic alternatives available to the Company, including, without limitation, (i) an orderly disposition of the Company’s assets or one or more of the Company’s asset classes and the distribution of the net sale proceeds thereof to the stockholders of the Company and (ii) a potential business combination or other transaction. On August 31, 2018, the Board formed a special committee (the “Special Committee”) of the Board to consider possible strategic alternatives. The members of the Special Committee are the Company’s independent directors: J. Chandler Martin, Dianna F. Morgan and Douglas N. Benham. Mr. Benham was appointed to serve as the Chairman of the Special Committee.

Termination of Public Offering

On August 31, 2018, the Board approved the termination of the Company’s ongoing public offering of up to $2,000,000,000 in any combination of Class A, Class T and Class I shares of the Company’s common stock, par value $0.01 per share (the “Shares”), in a “best efforts” initial public offering and pursuant to a distribution reinvestment plan registered with the Securities and Exchange Commission on a Registration Statement on Form S-11 (Reg. No. 333-206017) (both the primary and distribution reinvestment plan portions of such registered offering are collectively referred to as the “Offering”). The Company will cease offering Shares and accepting subscription paperwork in the Offering after September 28, 2018 and will cease processing subscriptions and will terminate the offering effective October 1, 2018.

Termination of Stock Distributions

In connection with the formation of the Special Committee and the termination of the Offering, the Board determined that it does not intend to authorize additional stock dividends at this time.

Suspension of Distribution Reinvestment Plan and Stock Redemption Plan

In connection with the formation of the Special Committee and the termination of the Offering, the Board determined that it was in the best interests of the Company to suspend the Company’s Distribution Reinvestment Plan (the “DRP”) and Amended and Restated Redemption Plan (the “Redemption Plan”). Accordingly, effective as of October 1, 2018 (after third quarter redemptions have been processed ) (the “Suspension Date”), the Company will suspend the DRP and distributions paid by the Company after that date will not be reinvested in additional Shares until such date, if any, that the Board may determine to reinstate the DRP. In addition, effective as of the Suspension Date, the Redemption Plan will be suspended and the Company will no longer accept or process any redemptions requests received after such date until such date, if any, that the Board may determine to reinstate the Redemption Plan.

A copy of the Company’s press release and letter to stockholders describing these matters are filed herewith as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to Item 2.01 through an amendment to this Current Report on Form 8-K no later than November 16, 2018.

(b) Pro Forma Financial Information

Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file pro forma financial information for the transaction described in Item 2.01 through an amendment to this Current Report on Form 8-K no later than November 16, 2018.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release

99.2	Letter to Stockholders

Cautionary Statement

Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). CNL Healthcare Properties II, Inc. (herein also referred to as the “Company”) intends that all such forward-looking statements be covered by the safe-harbor provisions for forward-looking statements of Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable.

All statements, other than statements that relate solely to historical facts, including, among others, statements regarding the Company’s potential strategic alternatives, future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “continues,” “pro forma” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities Exchange Commission.

Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: changes in general economic conditions in the U.S. or globally (including financial market fluctuations); risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to development projects or acquired property value-add conversions, if applicable (including construction delays, cost overruns, the Company’s inability to obtain necessary permits and/or public opposition to these activities); defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable rents and terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust; and the Company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. Investors are cautioned not to place undue reliance on any forward-looking statements which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

September 6, 2018

	By:	/s/ Ixchell C. Duarte
Ixchell C. Duarte
Chief Financial Officer, Treasurer and Senior Vice President